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                                 EXHIBIT 10.1

                    SAFETY-KLEEN MANAGEMENT INCENTIVE PLAN
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                               February 11, 1994



The Directors of Safety-Kleen Corp. have heretofore decided to compensate their officers and key management personnel under a compensation plan that will include base salary plus incentive bonus. The purpose of the incentive plan is to supplement by incentive bonuses the remuneration for officers and key management personnel which is competitive externally, equitable internally, and properly rewarding for performance in the responsibility assigned. On the recommendation of the Compensation Committee, the following Management Incentive Plan is hereby established for officers and key management personnel of the Company.

I.   Calculation of Management Incentive Fund
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     In recognition of the fact that one of the key corporate goals is to provide Safety-Kleen Shareholders a better-than-average return on corporate equity, the incentive fund, consisting of both a formula and discretionary fund, will be created as follows:

     A. Utilization of the Standard & Poor's 500 as a Comparison Group
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        For each Plan year, the return on beginning-of-year equity (ROE) for each firm comprising the Standard & Poor's 500 will be calculated, arrayed and summarized in descending ROE order for the four consecutive calendar quarters ending with the third quarter of the previous year.

     B. Determination of Qualifying ROE Level for Generation of
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        Incentive Fund
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        The ROE for the 300th company in the array will determine the qualifying level for the minimum percentage of earnings allocable to the formula portion of the incentive fund. In other words, in order for any incentive fund to be created in a given year, Safety-Kleen must attain an ROE for that year that would place it among the top 60% of the five hundred publicly held companies comprising the Standard & Poor's 500.

     C. Determination of ROE Level Required for Maximum Incentive Fund
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        In order to qualify for the maximum percentage of earnings allocable to the formula portion of the Incentive Fund in a given year, Safety-Kleen must attain an ROE for that year that would place it among the top 15% in the array.


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      D.  Determination of Formula Incentive Fund Factor
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          At the minimum qualifying ROE level (I.B.), a formula incentive fund consisting of 1% of consolidated pretax earnings will be created. This factor will rise on a graduated basis to a maximum of 5.0% of Consolidated Pretax Earnings when the maximum level (I.C.) is attained (see Table 1). The formula fund factor calculation for each ensuing fiscal year will be reviewed by the Compensation Committee of the Board prior to the development of that year's incentive plan.

      E.  Calculation of the Discretionary Element of the Plan
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          In addition to the fund created by the above calculations, an additional fund consisting of an amount not exceeding 50% of the formula amount will be available for discretionary incentive allocations. The allocation of corporate pretax earnings available for incentive purposes, therefore, will be limited to a maximum of 7.5% of pretax earnings.

II.   Allocation of Funds
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      A.  Determination of Plan Participants
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          Determination of who will participate in the Plan will be developed each year by the Chairman of the Board (Chairman) in consultation with other corporate officers. Such eligibility will be in accordance with job responsibility and salary grade. The list of job classifications to be included in the Plan will be submitted at the beginning of each calendar year for review by the Compensation Committee.

      B.  Determination of Individual Fund Shares
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          The percentage share of the formula incentive fund for each officer participant, other than the Chairman, will be determined by the Chairman and submitted to the Compensation Committee for its approval at the beginning of each calendar year. The Chairman's share will be determined in accordance with his employment agreement. Non-officer participant percent shares will be developed by the Chairman in consultation with other officers.

      C.  Payment of Annual Incentive
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          The calculation of the formula incentive fund will be based on final audited year-end financial statements, utilizing the method described previously. The individual share calculations for each officer for the formula incentive resulting from the above calculation, together with the recommended discretionary share, which can range from 0 to 50% of the formula amount, shall be submitted to the Compensation


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            Committee for its final approval during the first quarter of the year following the fiscal year involved.

            The Chairman will recommend the discretionary amount for each officer based on his analysis of each individual's performance during the year. The Chairman's discretionary share will be determined in accordance with his employment agreement. A non-officer participant's discretionary share will be recommended by the participant's immediate supervisor for approval by the Chairman.

III. Incentive Plan Participation and Communications
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     The Chairman shall notify the Compensation Committee of the Board regarding officers and the key management positions that will be included in the Plan for the current year. Such a list should be determined as early as possible in any fiscal year and no later than the end of the first quarter of each fiscal year. Early identification of participants is desirable to provide maximum opportunity for communicating throughout the year regarding company performance and each individual participant's related bonus opportunity, thereby maximizing the effectiveness of the Incentive Plan.

IV.  General Provisions
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     A.    Plan Eligibility
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           To be eligible to participate under the plan, an officer or employee must be actively employed with the company on the last working day of the year for which the year's compensation is payable; provided, that in the event a participant's employment is terminated prior to year-end by reason of death occurring after June 1, his share of the formula incentive fund will be adjusted on the basis of his full-year share, prorated for the period of his actual employment.

     B.    Less Than Full-Year's Employment
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           In the event a participant's employment commences after January 1, adjustment of his share of the formula incentive fund will be on the basis of his full-year share, prorated for the period of the participant's actual employment.

     C.    Definition of Consolidated Pretax Earnings
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           For purposes of determining the dollar amount to be set aside for the formula portion of the fund as above provided, consolidated pretax earnings shall consist of the reported earnings before income tax, and before deducting the amount calculated for both the formula and the discretionary portions of the incentive fund, as reflected in the audited statements


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          of that year, subject to the following limitations: profits or losses on the sale or other distribution of fixed or capital assets not in the ordinary course of business shall be excluded in the determination of profits.

      D.  Definition of Return on Beginning-of-Year Equity
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          Return on beginning-of-year equity shall be calculated on the basis of consolidated pretax earnings as defined in IV.C., less the expense provision for both the formula and discretionary portions of the incentive fund, and less the applicable income tax provision.

V.  Final Responsibility for Plan Administration
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    Notwithstanding the foregoing provisions, all matters pertaining to the administration of this Incentive Compensation Plan, including but not limited to the determination of the Fund amount, selection of participants, amounts of awards to be paid to individual participants, and other policy matters, shall be within the sole discretion of the Board of Directors.

    This plan may be revoked, amended or revised by the Board of Directors of the Company but no revocation, amendment or revision shall affect a participant's granted percentage share of the Fund.


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